CONTACT:
Michael W. Kaplan
Chief Financial Officer
(714) 414-4003

PACIFIC SUNWEAR ANNOUNCES FOURTH QUARTER OPERATING RESULTS;
ISSUES FIRST QUARTER GUIDANCE

- Comparable store sales up 6%
- Twelfth straight quarter of positive comparable store sales

ANAHEIM, Calif., March 25, 2015 --- Pacific Sunwear of California, Inc. (NASDAQ: PSUN) (the “Company”), announced today that net sales for the fourth quarter of fiscal 2014 ended January 31, 2015, were $231.6 million versus net sales of $218.6 million for the fourth quarter of fiscal 2013 ended February 1, 2014. Comparable store sales for the fourth quarter of fiscal 2014 increased 6%. The Company ended the fourth quarter of fiscal 2014 with 605 stores versus 618 stores a year ago.

"We are very pleased with our Q4 results led by a 6% increase in same-store sales and a $7 million improvement in our operating results," said Gary H. Schoenfeld, President and CEO. "This also marks our 12th straight quarter of positive comparable store sales and for fiscal 2014, a 500 basis point increase in gross margins over this same three year period which has been characterized as a highly promotional environment for our industry."

"Building on a strong finish to 2014, we continue to believe in the distinct positioning that we are creating for PacSun which includes developing the most relevant Men's and Women's brands for our targeted 17-24 year old customers and showcasing the creativity, diversity and optimism that embodies Southern California lifestyle," Mr. Schoenfeld said. "We are excited as we begin the new year and believe that our brand initiatives for 2015 have never been more compelling in the 35 year history of PacSun."

Mr. Schoenfeld added, "Looking ahead, we are similarly focused on our financial goals for fiscal 2015 which include:  continuing to achieve positive comparable store sales; furthering our gross margins through elevated merchandising and inventory productivity; and incrementally leveraging expenses.  This year will also include investments in key omni-channel initiatives which we believe will further strengthen our position for the long-term."

Fourth Quarter Results

On a GAAP basis, the Company reported a loss from continuing operations of $26.0 million, or $(0.38) per diluted share, for the fourth quarter of fiscal 2014, compared to a loss from continuing operations of $22.0 million, or $(0.32) per diluted share, for the fourth quarter of fiscal 2013. The loss from continuing operations for the Company's fourth quarter of fiscal 2014 included a non-cash loss of $14.3 million, or $(0.21) per diluted share, compared to a non-cash loss of $3.6 million, or $(0.05) per diluted share, for the fourth quarter of fiscal 2013, related to the derivative liability that resulted from the issuance of Convertible Series B Preferred Stock (the “Series B Preferred”) in connection with the term loan financing the Company completed in December 2011.

On a non-GAAP basis, excluding the non-cash loss on the derivative liability, other one-time charges, and assuming a tax benefit of approximately $4.0 million, the Company would have incurred a loss from continuing operations for the fourth quarter of fiscal 2014 of $7.1 million, or $(0.10) per diluted share, as compared to a loss from continuing operations of $11.8 million, or $(0.17) per diluted share, for the same period a year ago.

Full Year Results

Net sales for fiscal 2014 were $826.8 million versus net sales of $797.8 million for fiscal 2013. Comparable store sales increased 3% during fiscal 2014.

On a GAAP basis, the Company reported a loss from continuing operations of $29.4 million, or $(0.42) per diluted share, for the 2014 fiscal year, compared to a loss from continuing operations of $47.0 million, or $(0.69) per diluted share for the 2013 fiscal year. The loss from continuing operations for the 2014 fiscal year included a non-cash gain of $2.3 million, or $0.03 per diluted share, compared to a non-cash loss of $10.6 million, or $(0.16) per diluted share for the 2013 fiscal year, related to the derivative liability.

On a non-GAAP basis, excluding the non-cash gain on derivative liability, and assuming a tax benefit of approximately $10.9 million, the Company would have incurred a loss from continuing operations for the 2014 fiscal year of $18.5 million, or $(0.27) per diluted share, as compared to a loss from continuing operations of $23.1 million, or $(0.34) per diluted share, for the 2013 fiscal year.

Financial Outlook for First Quarter of Fiscal 2015
The Company's guidance range for the first quarter of fiscal 2015 contemplates a non-GAAP loss per diluted share from continuing operations of between $(0.14) and $(0.11), compared to $(0.11) in the first quarter of fiscal 2014. The Company stated that it believes the disruption at the Southern California ports, coupled with severe cold weather in many parts of the country has adversely affected comparable store sales by 2-3% and its first quarter non-GAAP loss per diluted share by approximately $(0.03) to $(0.04).

The first quarter non-GAAP guidance range is based on the following assumptions:

•	Comparable store sales from minus 1% to plus 2%;

•	Revenue from $167 million to $173 million;

•	Gross margin rate, including buying, distribution and occupancy, of 26% to 28%;

•	SG&A expenses in the range of $51 million to $53 million; and

•	Applicable non-GAAP adjustments are tax effected using a normalized annual income tax rate.

The Company's first quarter of fiscal 2015 guidance range excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

Derivative Liability
In fiscal 2011, as a result of the issuance of the Series B Preferred in connection with the Company's $60 million senior secured term loan financing with an affiliate of Golden Gate Capital, the Company recorded a derivative liability equal to approximately $15 million, which represented the fair value of the Series B Preferred upon issuance. In accordance with applicable U.S. GAAP, the Company has marked this derivative liability to fair value through earnings and will continue to do so on a quarterly basis until the shares of Series B Preferred are either converted into shares of the Company's common stock or until the conversion rights expire (December 2021).

About Pacific Sunwear of California, Inc.
Pacific Sunwear of California, Inc. and its subsidiaries (collectively, “PacSun” or the “Company”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of March 25, 2015, the Company operates 605 stores in all 50 states and Puerto Rico. PacSun's website address is www.pacsun.com.

The Company will be hosting a conference call today at 4:30 p.m. Eastern time to review the results of its fourth fiscal quarter. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States and Canada at (855) 859-2056 or internationally at (404) 537-3406; passcode: 8519739. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the Company's investor relations website through midnight, May 27, 2015.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), please see the accompanying table titled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures” and the section following such table titled “About Non-GAAP Financial Measures.”

Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, the statements made by Mr. Schoenfeld in the second, third and fourth paragraphs, and the statements made by the Company under the heading “Financial Outlook for First Quarter of Fiscal 2015.” In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company's business and results include, among others, the following factors: increased sourcing and product costs; adverse changes in U.S. and world economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; adverse changes in same-store sales; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company's filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2014, and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	For the Fourth Quarter Ended		For the Fiscal Year Ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014

Net sales	$231,593	$218,591	$826,777	$797,792
Gross margin	60,348	43,704	223,233	199,244
SG&A expenses	67,766	58,260	238,374	220,677
Operating loss	(7,418)	(14,556)	(15,141)	(21,433)
Loss (gain) on derivative liability	14,268	3,638	(2,272)	10,638
Interest expense, net	3,939	3,556	15,759	14,108
Loss from continuing operations before income taxes	(25,625)	(21,750)	(28,628)	(46,179)
Income taxes	365	283	727	797
Loss from continuing operations	(25,990)	(22,033)	(29,355)	(46,976)
Loss from discontinued operations, net of tax effects	—	(504)	—	(1,745)
Net loss	$(25,990)	$(22,537)	$(29,355)	$(48,721)

Loss from continuing operations per share:
Basic and diluted	$(0.38)	$(0.32)	$(0.42)	$(0.69)
Loss from discontinued operations per share:
Basic and diluted	$—	$(0.01)	$—	$(0.02)
Net loss per share:
Basic and diluted	$(0.38)	$(0.33)	$(0.42)	$(0.71)
Weighted-average shares outstanding:
Basic and diluted	69,261	68,586	69,079	68,465

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	January 31, 2015	February 1, 2014

ASSETS
Current assets:
Cash and cash equivalents	$22,588	$27,769
Inventories	81,658	83,073
Prepaid expenses	12,692	13,404
Other current assets	3,992	6,089
Total current assets	120,930	130,335
Property and equipment, net	88,751	96,797
Other assets	42,598	45,507
Total assets	$252,279	$272,639

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$36,775	$46,034
Derivative liability	28,448	30,720
Other current liabilities	48,183	37,286
Total current liabilities	113,406	114,040
Deferred lease incentives	10,804	12,889
Deferred rent	14,694	15,440
Long-term debt	94,424	86,075
Other liabilities	28,368	26,046
Total liabilities	261,696	254,490
Total shareholders' (deficit) equity	(9,417)	18,149
Total liabilities and shareholders' (deficit) equity	$252,279	$272,639

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the Fiscal Year Ended
	January 31, 2015	February 1, 2014
Cash flows from operating activities:
Net loss	$(29,355)	$(48,721)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	24,013	25,511
Asset impairment	3,323	3,204
Non-cash stock-based compensation	1,621	2,643
Amortization of debt discount	2,997	2,164
(Gain) loss on derivative liability	(2,272)	10,638
Loss on disposal of property and equipment	278	150
Gain on lease terminations	(191)	(209)
Changes in assets and liabilities:
Inventories	1,415	7,608
Accounts payable and other current liabilities	1,503	(11,175)
Other assets and liabilities	7,400	463
Net cash provided by (used in) operating activities	10,732	(7,724)
Cash flows from investing activities:
Purchases of property, equipment, and intangible assets	(15,595)	(12,337)
Cash flows from financing activities:
Proceeds from credit facility borrowings	15,000	—
Payments under credit facility borrowings	(15,000)	—
Proceeds from mortgage borrowings	618	—
Principal payments under mortgage borrowings	(554)	(576)
Payments for debt issuance costs	(116)	—
Principal payments under capital lease obligations	(639)	(569)
Proceeds from exercise of stock options	373	242
Net cash used in financing activities	(318)	(903)
Net decrease in cash and cash equivalents	(5,181)	(20,964)
Cash and cash equivalents, beginning of period	27,769	48,733
Cash and cash equivalents, end of period	$22,588	$27,769

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	January 31, 2015	February 1, 2014
Stores open at beginning of year	618	644
Stores opened during the period	5	4
Stores closed during the period	(18)	(30)
Stores open at end of period	605	618

	January 31, 2015		February 1, 2014
	# of Stores	Square Footage (000s)	# of Stores	Square Footage (000s)
PacSun Core stores	485	1,907	502	1,965
PacSun Outlet stores	120	485	116	467
Total stores	605	2,392	618	2,432

PACIFIC SUNWEAR OF CALIFORNIA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands, except per share data)

	For the Fourth Quarter Ended		For the Fiscal Year Ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014

GAAP loss from continuing operations	$(25,990)	$(22,033)	$(29,355)	$(46,976)
Store closure charge (markdown allowance)	(171)	—	—	—
Software impairment	—	—	987	—
Termination benefits	442	—	442	—
Derivative liability	14,268	3,638	(2,272)	10,638
Deferred tax valuation allowance	4,369	6,624	11,670	13,271
Non-GAAP loss from continuing operations	$(7,082)	$(11,771)	$(18,528)	$(23,067)

GAAP loss from continuing operations per share	$(0.38)	$(0.32)	$(0.42)	$(0.69)
Store closure charge (markdown allowance)	—	—	—	—
Software impairment	—	—	0.01	—
Termination benefits	0.01	—	—	—
Derivative liability	0.21	0.05	(0.03)	0.16
Deferred tax valuation allowance	0.06	0.10	0.17	0.19
Non-GAAP loss from continuing operations per share	$(0.10)	$(0.17)	$(0.27)	$(0.34)
Shares used in calculation	69,261	68,586	69,079	68,465

ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated March 25, 2015 contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP loss from continuing operations and non-GAAP loss from continuing operations per diluted share for the fourth quarters and fiscal years 2014 and 2013, respectively, and non-GAAP loss from continuing operations per diluted share guidance for the first quarter of fiscal 2015. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company has excluded the following items from all of its non-GAAP financial measures:

- Store closure charge (markdown allowance) - Software impairment - Termination benefits - Derivative liability - Deferred tax valuation allowance
The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, individual operating segments or its senior management. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations.